UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 30, 2026 (the “Closing Date”), Stallion MergerSub Corporation (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Stallion Intermediate Corporation (“Parent”), a Delaware corporation, announced the consummation of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of March 2, 2026 (the “Merger Agreement”), by and among Select Medical Holdings Corporation (the “Company”), a Delaware corporation, Merger Sub and Parent. On the Closing Date, Merger Sub filed the Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to which, effective as of 12:01 a.m. on July 1, 2026, (the “Effective Time”), Merger Sub merged with an into the Company, with the Company continuing as the surviving company (the “Merger”). As a result of the Merger, the Company became an indirect subsidiary of Parent.

The description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including, without limitation, the Merger) in this Current Report on Form 8-K (this “Current Report”) does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report is incorporated by reference into this Item 1.01.

On June 30, 2026, the Company and Select Medical Corporation (“SMC”) entered into Amendment No. 12 (the “Select Amendment”) to that certain Credit Agreement, dated as of March 6, 2017, by and among the Company, SMC, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended by Amendment No. 1, dated as of March 22, 2018, Amendment No. 2 dated as of October 26, 2018, Amendment No. 3, dated as of August 1, 2019, Amendment No. 4, dated as of December 10, 2019, Amendment No. 5, dated as of June 2, 2021, Amendment No. 6, dated as of February 21, 2023, Amendment No. 7, dated as of May 31, 2023, Amendment No. 8, dated as of July 31, 2023, Amendment No. 9, dated as of August 31, 2023, Amendment No. 10, dated as of July 26, 2024, Amendment No. 11, dated as of December 3, 2024 and the Select Amendment, the “Select Credit Agreement”). Among other things, the Select Amendment (i) established a new incremental term loan under the Select Credit Agreement in the aggregate principal amount of $1,000,000,000 and (ii) made certain other amendments to the Select Credit Agreement.

The foregoing description of the Select Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Select Amendment, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Current Report is incorporated by reference into this Item 2.01.

At the Effective Time, each share of common stock, par value $0.001 per share, of the Company (the “Company Shares”) issued and outstanding immediately prior to the Effective Time, other than the Rollover Shares, Company Restricted Shares, Excluded Shares (each, as defined in the Merger Agreement) and Company Shares for which appraisal rights were demanded properly in accordance with Section 262 of the General Corporation Law of the State of Delaware, ceased to exist and was automatically converted into the right to receive cash in an amount equal to $16.50 per Company Share, without interest thereon (the “Merger Consideration”).

At the Effective Time, each Company Restricted Share outstanding immediately prior to the Effective Time, other than Company Restricted Shares that are Rollover Shares, vested in full as of immediately prior to the Effective Time and ceased to exist and was automatically converted into the right to receive cash in an amount equal to the Merger Consideration, less any applicable tax withholdings. Such amount will be paid to the applicable holder no later than the first payroll date that occurs more than four business days following the Effective Time.

At the Effective Time, each Excluded Share was automatically cancelled without any consideration paid therefor and ceased to exist. Prior to the Effective Time, the Rollover Shares were contributed, directly or indirectly, to Parent pursuant to the terms of the applicable Rollover Agreement (as amended and as defined in the Merger Agreement) and as of the Effective Time were automatically cancelled without payment of any consideration therefor and ceased to exist.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are hereby incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On June 30, 2026, in connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the NYSE suspend trading of the Company Shares on the NYSE prior to the opening of trading on July 1, 2026. The Company has requested that the NYSE file a notification of removal from listing on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Company Shares in order to effect the delisting of such shares from the NYSE. Such delisting will result in the deregistration of the Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 requesting the deregistration of the Company Shares under Section 12(g) of the Exchange Act, which will suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Company Shares as promptly as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

In connection with the completion of the Merger, at the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01) was automatically cancelled and converted into the right to receive the Merger Consideration as set forth under Item 2.01, and holders of such Company Shares ceased to have any rights as stockholders of the Company, except as provided in the Merger Agreement or by applicable law.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03 and 5.03 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent and certain Rollover Holders (as defined in the Merger Agreement) that retained Company Restricted Shares in the surviving company. In connection with the Merger, the aggregate purchase price paid for all outstanding Company Shares (except as described in Item 2.01 of this Current Report) was approximately $1.7 billion. The funds used to complete the Merger and the transactions contemplated thereby were provided by equity contributions from funds managed by affiliates of Welsh, Carson, Anderson & Stowe, the Rollover (as defined in the Merger Agreement) by certain Rollover Holders and third-party debt financing.

Item 5.02	Departure of Directors or Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the completion of the Merger, at the Effective Time, each of William H. Frist, Daniel J. Thomas, Katherine R. Davisson, Parvinderjit S. Khanuja, James S. Ely III, Thomas A. Scully and Marilyn B. Tavenner ceased to be directors of the Company. These departures were in connection with the closing of the Merger and not due to any disagreement with the Company on any matter.

In connection with the Merger, Russell L. Carson, David S. Chernow and Robert A. Ortenzio serve as the directors of the Company, as of the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

In addition, at the Effective Time, the amended and restated bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 to this Current Report, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 30, 2026, the Company issued a press release announcing the completion of the Merger. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information included under this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of March 2, 2026, by and among Select Medical Holdings Corporation, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2026).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

10.1	Amendment No. 12, dated June 30, 2026, to the Credit Agreement, dated as of March 6, 2017, by and among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders and issuing banks party thereto, as amended by Amendment No. 1, dated as of March 22, 2018, Amendment No. 2, dated as of October 26, 2018, Amendment No. 3, dated as of August 1, 2019, Amendment No. 4, dated as of December 10, 2019, Amendment No. 5, dated as of June 2, 2021, Amendment No. 6, dated as of February 21, 2023, Amendment No. 7, dated as of May 31, 2023, Amendment No. 8, dated as of July 31, 2023, Amendment No. 9, dated as of August 31, 2023, Amendment No. 10, dated as of July 26, 2024 and Amendment No. 11, dated as of December 3, 2024.

99.1	Press Release of Select Medical Holdings Corporation issued on June 30, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: July 1, 2026	By:	/s/ John F. Duggan
John F. Duggan
Executive Vice President, General Counsel and Secretary

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